FORM OF

State Street Institutional Investment Trust

100 Huntington Avenue

CPH0326

Boston, MA 02116

SSgA Funds Management, Inc.

One Lincoln Street

Boston, Massachusetts 02111

June 19, 2014

Ladies and Gentlemen:

Reference is made to the Investment Advisory Agreement between us dated May 1, 2001 (the “Agreement”).

Pursuant to the Agreement, this letter is to provide notice of the creation of twenty-three additional series of State Street Institutional Investment Trust (the “Trust” and each, a “New Fund”, and collectively, the “New Funds”):

• State Street Strategic Real Return Fund	• State Street Global Managed Volatility Fund

• State Street Target Retirement Fund	• State Street Global Macro Absolute Return Fund

• State Street Target Retirement 2015 Fund	• State Street Global Equity ex-U.S. Index Fund

• State Street Target Retirement 2020 Fund	• State Street Opportunistic Emerging Markets Fund

• State Street Target Retirement 2025 Fund	• State Street Clarion Global Real Estate Income Fund

• State Street Target Retirement 2030 Fund	• State Street Small Cap Emerging Markets Equity Fund

• State Street Target Retirement 2035 Fund	• State Street Clarion Global Infrastructure & MLP Fund

• State Street Target Retirement 2040 Fund	• State Street Global Equity ex-U.S. Index Portfolio

• State Street Target Retirement 2045 Fund	• State Street Aggregate Bond Index Portfolio

• State Street Target Retirement 2050 Fund	• State Street Strategic Real Return Portfolio

• State Street Target Retirement 2055 Fund	• State Street Equity 500 Index II Portfolio

• State Street Target Retirement 2060 Fund

We request that you act as Investment Advisor under the Agreement with respect to each New Fund.

Further, the State Street Aggregate Bond Index Fund has reduced its management fee from 0.10% to 0.03%, as reflected in the chart below.

Under the Agreement, the Adviser is entitled to receive, on a monthly basis, an investment advisory fee from the New Funds. The advisory fee is a percentage of average daily net assets of each New Fund, as follows:

State Street Equity 500 Index II Portfolio	0.00%
State Street Global Equity ex-U.S. Index Portfolio	0.00%
State Street Aggregate Bond Index Portfolio	0.00%

State Street Strategic Real Return Portfolio	0.00%
State Street Strategic Real Return Fund	0.20%
State Street Target Retirement Fund	0.05%
State Street Target Retirement 2015 Fund	0.05%
State Street Target Retirement 2020 Fund	0.05%
State Street Target Retirement 2025 Fund	0.05%
State Street Target Retirement 2030 Fund	0.05%
State Street Target Retirement 2035 Fund	0.05%
State Street Target Retirement 2040 Fund	0.05%
State Street Target Retirement 2045 Fund	0.05%
State Street Target Retirement 2050 Fund	0.05%
State Street Target Retirement 2055 Fund	0.05%
State Street Target Retirement 2060 Fund	0.05%
State Street Global Equity ex-U.S. Index Fund	0.06%
State Street Opportunistic Emerging Markets Fund	0.95%
State Street Small Cap Emerging Markets Equity Fund	1.15%
State Street Clarion Global Real Estate Income Fund	0.85%
State Street Aggregate Bond Index Fund	0.03%
State Street Global Macro Absolute Return Fund	[ ] %
State Street Clarion Global Infrastructure & MLP Fund	0.90%
State Street Global Managed Volatility Fund	0.50%

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to the Trust and retaining one copy for your records.

Very truly yours,

State Street Institutional Investment Trust

By:
Ellen Needham, President

Accepted:

SSgA Funds Management, Inc.

By:
James E. Ross